Exhibit 10.28


                        SIXTH AMENDMENT TO LOAN AGREEMENT

     THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this "Agreement") made this 30th day of June, 2000 by and among (i) COMARCO, INC., a California corporation (the "Borrower"), (ii) COMARCO WIRELESS TECHNOLOGIES, INC., a Delaware corporation,
(iii) COMARCO WIRELESS INTERNATIONAL, INC. ("CWI"), a Delaware corporation (individually called a "Guarantor" and collectively, the "Guarantors") and BANK OF AMERICA, N.A., a national banking association, its successors and assigns (formerly known as NATIONSBANK, N.A.) (the "Lender" or the "Bank").

                                    RECITALS

     A. The Borrower, the Original Guarantors and the Lender have entered into that certain Loan Agreement dated September 26, 1994 (the "Original Loan Agreement"), which Original Loan Agreement was amended by that certain First Amendment to Loan Agreement dated September 26, 1995, by and among the Borrower, the Original Guarantors and the Lender, and which Original Loan Agreement was further amended by that certain Second Amendment to Loan Agreement dated August 30, 1996 by and among the Borrower, the Original Guarantors, MTTCI, CSI and the Lender. Comarco Systems and CWI were added as guarantors to the Original Loan Agreement pursuant to that certain Third Amendment to Loan Agreement dated as of August 15, 1997 by and among the Borrower, the Guarantors and the Lender. The Original Loan Agreement was amended by that certain Fourth Amendment dated August 21, 1998 (the "Fourth Amendment"), by and among the Borrower, the Guarantors and the Lender. The Original Loan Agreement was again amended by that certain Fifth Amendment dated October

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30, 1998 by and among the Borrower, the Guarantors and the Lender. (The Original
Loan Agreement, as thereafter amended from time to time, is hereafter called the "Loan Agreement").

     B. The Borrower and the Guarantors have requested that the Lender extend the maturity date of the Master Line of Credit for one year (1) and modify certain provisions of the Loan Agreement and release certain of the Guarantors from any liability under their guaranties, and the Lender has agreed subject to the terms of this Agreement.

     C. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Lender hereby agree as follows:

     1. Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all respect and that the same are incorporated herein and made a part hereof by reference.

     2. Definitions. The definition of "Master Line of Credit Expiration Date" in Article I of the Loan Agreement is amended and restated in its entirety as follows

         "Master Line of Credit Commitment Expiration Date" shall mean July 30, 2001.

     3. Release of Certain Guarantors. Lender hereby releases INTERNATIONAL BUSINESS SERVICES, INC., a District of Columbia corporation, DECISIONS AND
DESIGNS, INC, a Virginia corporation, LCTI, INC., a Maryland corporation, COMARCO SYSTEMS, INC., COMARCO STAFFING, INC., MANUFACTURING TECHNOLOGY TRAINING CENTER, INC., all California corporations (the "Released Parties") from any and all obligations, or liabilities of any nature whatsoever, at law or in equity or by statute, arising


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out of the Guaranties previously delivered by the Released Parties to the Lender in connection with the Original Loan.

     4.  Financial  Covenants.   From  and  after  the  effective  date  hereof,
paragraphs 3 and 5 of Article VII of the Loan Agreement are hereby amended and restated in their entirety as follows:

          3. Maximum Total Liabilities to Tangible Net Worth. The Borrower shall maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than 2.0 to 1.0, as measured on the last day of each fiscal quarter throughout the term of this Agreement. For purposes of this Article VII, "Total Liabilities" shall mean all liabilities of the Borrower, including, without limitation, Capitalized Leases and "Tangible Net Worth" shall mean all capital stock, paid in capital and retained earnings of the Borrower, less all treasury stock, amounts due from officers, directors, stockholders of the Borrower, including any such amounts due from members of any of their immediate families, amounts due from any affiliates of the Borrower, investments in non-marketable securities or affiliated companies, leasehold improvements, goodwill, non-compete agreements, capitalized organization and development expenses, loan costs, patents, trademarks, copyrights, franchise, licenses, net assets available for sale and other intangible assets.

          5. Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0, calculated and measured quarterly (computed on a cumulative quarter basis beginning with the quarter ending 4/30/2000). For purposes of this Article VII, the "Fixed Charge Coverage Ratio" shall be the quotient of net income after taxes (excluding all gains on the sale of assets, securities gains, asset write-ups and other extraordinary gains), plus Depreciation and Amortization, divided by Current Maturities of Long Term Debt, including Capitalized Leases, plus Scheduled Principal Payments on Subordinated Debt, plus Capital Expenditures, plus stock repurchases, less cash received from options exercised by the Borrower. The above calculation shall be based on continuing operations only and exclude net income (losses) from discontinued operations.

     4. Conditions Precedent. This Agreement shall become effective on the date the Lender receives the following documents, each of which shall be satisfactory in form and substance to the Lender:

          (a) The "Fifth Replacement Master Line of Credit Note (as hereinafter defined);


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          (b) Proof that the  Borrower  has paid all costs and  expenses  to the
     Lender in connection with this Agreement, including but not limited to all the Lender's attorneys fees; and

          (c)  Such  other  information,   instruments,   opinions,   documents,
     certificates and reports as the Lender may deem necessary.

     5. The Master Line of Credit Note. From and after the date hereto, all references in the Loan Agreement to the "Master Line of Credit Note" shall mean that certain Fifth Amended and Restated Master Line of Credit Note of even date herewith (the "Fifth Replacement Master Line of Credit Note") from the Borrower in favor of the Lender in the maximum principal amount of Ten Million Dollars ($10,000,000) in the form of Exhibit B-1 attached hereto. The Fifth Replacement Master Line of Credit Note amends and restates in its entirety that certain Fourth Amended and Restated Master Line of Credit Note dated August 21, 1998 (the "Fourth Replacement Master Line of Credit Note") from the Borrower in favor of the Lender in the maximum principal amount of Ten Million Dollars
($10,000,000). The Borrower and the Lender agree that the execution of this Agreement is not intended and shall not cause or result in a novation with regard to the Fourth Replacement Master Line of Credit Note. The Fifth Replacement Master Line of Credit Note shall not operate as a novation of any of the sums due or owing under the Fourth Master Line of Credit Note or nullify, discharge, or release any sums due or owing under the Fourth Master Line of Credit Note or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

     6. Replacement Exhibit. Exhibit "B-1" to the Loan Agreement is being replaced in its entirety with Exhibit "B-1" attached hereto. The Borrower shall execute and deliver to the Lender on the date hereof the Fifth Replacement Master Line of Credit Note in substitution for and not satisfaction of, the Fourth Replacement Master Line of Credit Note, and the Fifth


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Replacement  Master Note shall be the "Note" or "Notes" for all  purposes of the
Loan Documents.

     7. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

     8. Loan Documents; Governing Law; Etc. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

     9. Acknowledgments. The Borrower and the Guarantors hereby confirm to the Lender the enforceability and validity of each of the Loan Documents. In addition, the Borrower and each of the Guarantors hereby agree to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the liability and obligations of the Borrower or any of the Guarantors under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement. The Borrower and each Guarantor hereby issue, remake, ratify and confirm the representations, warranties and covenants contained in the Loan Documents.

     10. Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

                       [SIGNATURES ARE ON FOLLOWING PAGES]


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     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed and delivered under seal by their duly authorized representative as of the date and year first written above.

                                        THE BORROWER:

WITNESS/ATTEST                          COMARCO, INC.

______________________                  By:  _____________________________(SEAL)
                                             Name:
                                             Title:


                                        THE GUARANTORS:

WITNESS/ATTEST:                         COMARCO WIRELESS TECHNOLOGIES, INC.

______________________                  By:  _____________________________(SEAL)
                                             Name:
                                             Title:


WITNESS/ATTEST:                         COMARCO WIRELESS INTERNATIONAL, INC.

______________________                  By:  _____________________________(SEAL)
                                             Name:
                                             Title:


                                        THE LENDER:

WITNESS:                                BANK OF AMERICA, N.A.

______________________                  By:  _____________________________(SEAL)
                                             Elaine T. Eaton
                                             Senior Vice President


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